UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Company and Emerging Fuels Technology, L.L.C. (“Emerging Fuels”) executed an agreement to transfer ownership of a testing lab. The transfer of ownership includes the sale of all tangible personal property except certain items which are specifically excluded in the contract, all consumables located in the facilities, the portion of the remaining contracted amount relating to services performed for World GTL Trinidad Limited, of which the Company has already earned 95% of the contracted amount, and records related to the Company’s ownership or operations of the lab. The consideration paid was $50,000 and Emerging Fuels will assume liabilities associated with ownership and operation of the lab, including employee-related liabilities, costs associated with the lease of the building, and any environmental, health and safety liabilities for both before and after the execution of the agreement. The Company retains a contingent liability under the building lease in the event of a default by Emerging Fuels though Emerging Fuels has agreed to attempt to obtain a release of the Company from the lease.

Emerging Fuels is controlled by Kenneth Agee, former officer and director of the Company who is believed to beneficially own in excess of 5% of the outstanding common stock of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.73	Asset Lease and Purchase Agreement by and among Syntroleum Corporation and Emerging Fuels Technology, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: January 16, 2008

By:  /s/ Karen L. Gallagher
Karen L. Gallagher
Senior Vice President, Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.73	Asset Lease and Purchase Agreement by and among Syntroleum Corporation and Emerging Fuels Technology, L.L.C.

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